Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports First Quarter 2017 Results

NEW YORK, NY, May 3, 2017 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter-ended March 31, 2017. AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, which include our Residential Investments, Commercial Investments and ABS Investments.

FIRST QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$0.78 of Net Income/(Loss) per diluted common share(1)

•	$0.41 of Core Earnings per diluted common share(1)

•	Includes de minimus retrospective adjustment

•	Includes $0.01 of dollar roll income associated with our net TBA position

•	4.4% economic return on equity for the quarter, 17.6% annualized(7)

•	$18.17 book value per share(1) as of March 31, 2017, inclusive of our current quarter common dividend

•	Book value increased $0.31 or 1.7% from last quarter, inclusive of:

•	$(0.01) or (0.1)% due to our investments in Agency RMBS and associated derivative hedges

•	Spreads to both the Treasury and swap curves were largely unchanged on the quarter allowing our hedged Agency RMBS portfolio to maintain book value stability

•	$0.38 or 2.1% due to our Credit Investments

•	Mortgage and asset-backed markets rallied during the first quarter, driven by strong demand for yield and supported by the risk-on sentiment in the broader markets; credit spread tightening during the quarter drove an increase in book value

•	$(0.06) or (0.3)% due to core earnings below the $0.475 dividend

•	We took a more defensive position at the end of the fourth quarter, increasing liquidity and reducing leverage

	Q4 2016		Q1 2017
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$(4.4mm	)	$21.8mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (1)	$(0.16)		$0.78

Non-GAAP-Results:
Core Earnings	$15.8mm		$11.5mm
Core Earnings, per diluted common share (1)	$0.57		$0.41

*	For a reconciliation of GAAP Income to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

INVESTMENT HIGHLIGHTS

•	$2.6 billion investment portfolio as of March 31, 2017 as compared to the $2.5 billion investment portfolio as of December 31, 2016(2)(4)

•	54% of our Credit Investments are fixed rate coupon and 46% are floating rate coupon(13)

•	9.3% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the first quarter, excluding net TBA position(5)

•	3.0x “at risk” leverage position and 2.86% net interest margin as of March 31, 2017 (2)(3)(6)

FIRST QUARTER ACTIVITY

($ in millions)

Description	Net Purchased / (Sold/Payoff)	Net Repo (Added) / Removed*	Net Equity Invested / (Returned)**
30-Year Fixed Rate	$113.4	$(89.4)	$24.0
Agency Interest Only and Excess MSRs	2.9	—	2.9
Fixed Rate 30 Year TBA	41.9	—	1.3

Total Agency RMBS	158.2	(89.4)	28.2

Prime	12.7	(9.7)	3.0
Subprime	0.5	—	0.5
Credit Risk Transfer	(0.2)	(0.7)	(0.9)
RPL/NPL	7.1	0.2	7.3

Total Residential Investments	20.1	(10.2)	9.9

CMBS	(25.8)	25.9	0.1
Freddie Mac K-Series CMBS	(4.4)	—	(4.4)
Commercial Whole Loans	(1.8)	—	(1.8)

Total Commercial Investments	(32.0)	25.9	(6.1)
Total ABS	(0.9)	0.8	(0.1)

Total Q1 Activity	$145.4	$(72.9)	$31.9

*	Timing and size of repo added may differ from that of repo removed.
**	Net equity in TBA represents initial margin on TBA purchases.

•	Deployed net equity of $31.9 mm during the quarter

•	Increased allocation to Agency RMBS during the quarter

•	$12.1 mm of commercial loan payoff offset by loan purchase of $10.3 mm

MANAGEMENT REMARKS

“Our outlook for the U.S. consumer, mortgage fundamentals, and the housing market in general remains positive. We remain engaged and focused on any new regulatory or fundamental developments that may impact our views,” said Chief Executive Officer and Chief Investment Officer, David Roberts. “Economic growth appears sustainable and is likely to increase modestly, and we anticipate a gentle path of tightening monetary policy.”

“Mortgage and asset-backed markets rallied during the first quarter, driven by strong demand for yield and supported by the “risk-on” sentiment in the broader markets. The rally was broad-based and credit curves flattened,” said Co-Portfolio Manager, TJ Durkin. “During the first quarter, we saw opportunities to deploy capital into both agency and credit, and we believe MITT is well positioned going forward to take advantage of a wide range of opportunities at favorable returns.”

KEY STATISTICS

($ in millions)
March 31, 2017
Investment portfolio(2)(4)	$2,625.3
Repurchase agreements(2)	1,887.8
Total Financing(6)	2,020.6
Stockholders’ equity	664.6

GAAP Leverage	2.9x
“At Risk” Leverage(6)	3.0x
Yield on investment portfolio(8)	5.02%
Cost of funds(9)	2.16%
Net interest margin(3)	2.86%

Management fees(10)	1.49%
Other operating expenses(11)	1.68%

Book value, per share(1)	$18.17
Undistributed taxable income, per common share(1)(12)	$1.84
Dividend, per share(1)	$0.475

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of March 31, 2017 (2) (4):

($ in millions)
	Amortized Cost	Fair Value	Allocated Equity(15)	WA Yield(8)	Funding Cost*	Net Interest Margin*	Leverage Ratio
Agency RMBS:	$1,226.2	$1,233.2	$231.0	3.2%	1.0%	2.2%	4.5x
Residential Investments	1,046.8	1,073.9	278.0	6.1%	2.5%	3.6%	2.9x
Commercial Investments	295.2	297.0	149.8	8.0%	2.5%	5.5%	1.0x
ABS	20.8	21.2	5.8	6.4%	2.5%	3.9%	2.7x

Total	$2,589.0	$2,625.3	$664.6	5.0%	2.2%	2.9%	3.0x	**

*	Total funding cost and NIM includes cost of interest rate hedges.
**	Leverage ratio is calculated based on allocated equity. Total leverage ratio includes any net receivables on TBAs.

As of March 31, 2017, the weighted average yield on the Company’s investment portfolio was 5.02% and its weighted average cost of funds was 2.16%. This resulted in a net interest margin of 2.86% as of March 31, 2017.(3)

We recognized net realized losses of $2.4 million during the quarter-ended March 31, 2017. We sold certain real estate securities and loans, realizing a net loss of $0.2 million and $0.1 million, respectively. In addition, we recognized a $0.1 million realized gain on loans transferred to Other assets and a $0.1 million realized loss on the sale of Other assets. We also recognized $0.2 million of realized losses due to the settlement of TBAs, $0.8 million of realized gain due to the settlement of certain derivatives and other instruments, and $2.7 million of realized loss due to other-than-temporary impairment (“OTTI”) charges on certain securities.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $0.1 million, or $0.00 per share, retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 3.2% as of March 31, 2017, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, had master repurchase agreements with 39 counterparties, under which it had debt outstanding with 24 counterparties as of March 31, 2017. The weighted average funding cost was 1.0% for Agency RMBS and 2.5% for Credit Investments. The investment portfolio is financed with repurchase agreements as of March 31, 2017 as summarized below:

($ in millions)
	Agency		Credit
Maturing Within:*	Amount Outstanding	WA Funding Cost	Amount Outstanding	WA Funding Cost
30 Days or Less	$612.0	1.0%	$778.5	2.4%
31-60 Days	145.1	1.0%	65.4	2.5%
61-90 Days	45.8	1.1%	40.2	2.7%
91-180 Days	29.4	1.2%	—	—
Greater than 180 Days	100.0	1.4%	71.4	3.4%

Total / Weighted Average**	$932.3	1.0%	$955.5	2.5%

*	Numbers in table above do not include securitized debt of $19.9 million.
**	Our weighted average days to maturity is 57 days and our weighted average original days to maturity is 140 days.

The Company’s hedge portfolio as of March 31, 2017 is summarized as follows:

($ in millions)
Notional
Interest Rate Swaps	$924.0
Treasury Futures, net	106.5

Total	$1,030.5

The Company’s interest rate swaps as of March 31, 2017 are summarized as follows:

($ in millions)
Maturity	Notional Amount	Weighted Average Pay- Fixed Rate	Weighted Average Receive- Variable Rate*	Weighted Average Years to Maturity
2017	$36.0	0.88%	1.04%	0.59
2019	170.0	1.36%	1.05%	2.63
2020	155.0	1.62%	1.04%	2.90
2021	60.0	1.86%	1.12%	4.69
2022	218.0	2.00%	1.08%	5.03
2023	85.0	2.30%	1.10%	6.18
2024	25.0	2.16%	1.01%	6.77
2025	30.0	2.48%	1.10%	8.18
2026	95.0	2.17%	1.06%	9.65
2027	50.0	2.40%	1.05%	9.87

Total/Wtd Avg	$924.0	1.85%	1.07%	5.03

*	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of March 31, 2017, the Company had estimated undistributed taxable income of approximately $1.84 per share.(1)(12)

DIVIDEND

On March 10, 2017, the Company’s board of directors declared the first quarter dividend of $0.475 per share of common stock that was paid on April 28, 2017 to stockholders of record as of March 21, 2017.

On February 16, 2017, the Company’s board of directors declared a quarterly dividend of $0.51563 per share on its 8.25% Series A Cumulative Redeemable Preferred Stock and a quarterly dividend on its $0.50 per share of 8.00% Series B Cumulative Redeemable Preferred Stock. The preferred distributions were paid on March 17, 2017 to stockholders of record as of February 28, 2017.

“AT-THE-MARKET” EQUITY OFFERING PROGRAM

The Company plans to set up an “at-the-market” equity offering program, or ATM program, which will be discussed on the Company’s first quarter earnings conference call described below.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s first quarter earnings conference call on May 4, 2017 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6737698.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q1 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until June 3, 2017. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6737698.

For further information or questions, please e-mail ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $27 billion under management. The firm manages capital across eleven strategies: (i) convertible arbitrage, (ii) distressed debt, (iii) energy lending, (iv) merger arbitrage, (v) middle market direct lending, (vi) net lease real estate, (vii) non-investment grade corporate credit, (viii) private equity, (ix) real estate debt, (x) real estate equity, and (xi) residential and consumer debt. Angelo, Gordon & Co. has over 400 employees, including over 160 investment professionals. The firm is headquartered in New York with associated offices in Chicago, Houston, Los Angeles, San Francisco, London, Amsterdam, Frankfurt, Hong Kong, Tokyo and Seoul.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments and portfolio, taxes, liquidity and financing, our assets, and equity offerings. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/, including its most recent Annual Report on Form 10-K and subsequent filings. All information in this press release is as of May 3, 2017. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Real estate securities, at fair value:
Agency – $985,926,267 and $972,232,174 pledged as collateral, respectively	$1,139,152,159	$1,057,663,726
Non-Agency – $969,704,864 and $990,985,143 pledged as collateral, respectively	1,027,984,430	1,043,017,308
ABS – $21,165,442 and $21,231,956 pledged as collateral, respectively	21,165,442	21,231,956
CMBS – $171,509,042 and $201,464,058 pledged as collateral, respectively	187,197,255	211,652,660
Residential mortgage loans, at fair value – $32,176,699 and $31,031,107 pledged as collateral, respectively	36,255,911	38,195,576
Commercial loans, at fair value – $32,800,000 pledged as collateral	58,274,488	60,068,800
Investments in debt and equity of affiliates	69,535,781	72,215,919
Excess mortgage servicing rights, at fair value	1,056,123	412,648
Cash and cash equivalents	29,647,529	52,469,891
Restricted cash	22,731,213	26,583,527
Interest receivable	8,780,704	8,570,383
Receivable on unsettled trades – $12,881,953 and $3,057,814 pledged as collateral, respectively	12,884,982	3,633,161
Receivable under reverse repurchase agreements	—	22,680,000
Derivative assets, at fair value	1,676,948	3,703,366
Other assets	4,097,327	5,600,341
Due from broker	198,036	945,304

Total Assets	$2,620,638,328	$2,628,644,566

Liabilities
Repurchase agreements	$1,879,342,522	$1,900,509,806
Securitized debt, at fair value	19,948,739	21,491,710
Loan participation payable, at fair value	—	1,800,000
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	—	22,365,000
Payable on unsettled trades	31,829,741	—
Interest payable	2,450,653	2,570,854
Derivative liabilities, at fair value	2,504,861	2,907,255
Dividend payable	13,158,404	13,157,573
Due to affiliates	4,349,723	3,967,622
Accrued expenses	1,007,292	1,068,779
Taxes payable	426,883	1,717,883
Due to broker	1,013,801	1,211,694

Total Liabilities	1,956,032,619	1,972,768,176

Stockholders’ Equity
Preferred stock – $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 27,701,902 and 27,700,154 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	277,019	277,002
Additional paid-in capital	576,413,720	576,276,322
Retained earnings/(deficit)	(73,299,035)	(81,890,939)

Total Stockholders’ Equity	664,605,709	655,876,390

Total Liabilities & Stockholders’ Equity	$2,620,638,328	$2,628,644,566

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016
Net Interest Income
Interest income	$27,959,892	$30,697,158
Interest expense	8,161,412	8,560,299

	19,798,480	22,136,859

Other Income
Net realized gain/(loss)	(2,428,087)	(12,986,658)
Realized loss on periodic interest settlements of derivative instruments, net	(1,609,977)	(2,377,775)
Unrealized gain/(loss) on real estate securities and loans, net	12,750,564	8,840,770
Unrealized gain/(loss) on derivative and other instruments, net	(125,872)	(11,956,002)
Other income	28,037	25,391

	8,614,665	(18,454,274)

Expenses
Management fee to affiliate	2,475,816	2,450,143
Other operating expenses	2,793,234	3,046,812
Servicing fees	76,001	130,370
Equity based compensation to affiliate	77,478	54,971
Excise tax	375,000	375,000

	5,797,529	6,057,296

Income/(loss) before equity in earnings/(loss) from affiliates	22,615,616	(2,374,711)
Equity in earnings/(loss) from affiliates	2,502,046	(69,716)

Net Income/(Loss)	25,117,662	(2,444,427)

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$21,750,308	$(5,811,781)

Earnings/(Loss) Per Share of Common Stock
Basic	$0.79	$(0.21)
Diluted	$0.78	$(0.21)

Weighted Average Number of Shares of Common Stock Outstanding
Basic	27,701,902	28,271,930
Diluted	27,709,037	28,271,930

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with the Company’s GAAP financials, provides supplemental information useful for investors in evaluating the results of the Company’s operations. The Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define Core Earnings, a non-GAAP financial measure, as net income excluding both unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest and other income earned on our investments on a yield adjusted basis, including credit derivatives, investments in debt and equity of affiliates, inverse Agency Interest-Only securities, interest rate derivatives, TBA drop income or any other investment activity that may earn or pay net interest or its economic equivalent. One of our objectives is to generate net income from net interest margin on the portfolio, and management uses Core Earnings to measure this objective. Management believes that this non-GAAP measure, when considered with the Company’s GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. This metric, in conjunction with related GAAP measures, provides greater transparency into the information used by our management in its financial and operational decision-making.

A reconciliation of GAAP net income to Core Earnings for the three months ended March 31, 2017 and the three months ended March 31, 2016 is set forth below:

($ in thousands)
	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016
Net Income/(loss) available to common stockholders	$21,750	$(5,812)
Add (Deduct):
Net realized (gain)/loss	2,428	12,987
Drop income	355	79
Equity in (earnings)/loss from affiliates	(2,502)	70
Net interest income and expenses from equity method investments	2,062	823
Unrealized (gain)/loss on real estate securities and loans, net	(12,751)	(8,841)
Unrealized (gain)/loss on derivative and other instruments, net	126	11,956

Core Earnings	$11,468	$11,262

Core Earnings, per Diluted Share	$0.41	$0.40

*	For the three months ended March 31, 2017, we recognized $0.1 million or $0.00 per share of net income/(loss) attributed to our investment in AG Arc LLC.(14)

Footnotes

(1)	Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter-end. Book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)	Generally when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on the balance sheet as either Repurchase agreements or Securitized debt. Throughout this press release where we disclose our investment portfolio and the related repurchase agreements that finance it, we have presented this information inclusive of (i) unconsolidated ownership interests in affiliates that are accounted for under GAAP using the equity method and (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted. This presentation of our investment portfolio is consistent with how our management evaluates the business, and we believe this presentation, when considered with the GAAP presentation, provides supplemental information useful for investors in evaluating our investment portfolio and financial condition. See footnote (14) for further details on AG Arc LLC.

(3)	Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (8) and (9) for further detail. Net interest margin also excludes any net TBA position.

(4)	The total investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any long positions in TBAs, Residential Investments, Commercial Investments, and ABS Investments, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Refer to footnote (2) for more information on the GAAP accounting for certain items included in our investment portfolio.

(5)	This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.

(6)	“At Risk” Leverage was calculated by dividing total financing including any net TBA position by our GAAP stockholders’ equity at quarter-end as of March 31, 2017. Total financing at quarter-end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt and any net TBA position (at cost). Total financing excludes repurchase agreements and unsettled trades on U.S. Treasuries.

(7)	The economic return on equity for the quarter represents the change in book value per share from December 31, 2016 to March 31, 2017, plus the dividends declared over that period, divided by book value per share as of December 31, 2016. The annualized economic return on equity is the quarterly return on equity multiplied by four.

(8)	The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. This calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is weighted based on fair value.

(9)	The cost of funds at quarter-end was calculated as the sum of the weighted average funding costs on total financing outstanding at quarter-end and the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter-end were weighted by the outstanding repurchase agreements and securitized debt outstanding at quarter-end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(10)	The management fee percentage at quarter-end was calculated by annualizing management fees recorded during the quarter and dividing by quarter-end stockholders’ equity.

(11)	The other operating expenses percentage at quarter-end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-end stockholders’ equity.

(12)	This estimate of undistributed taxable income per common share represents the total estimated undistributed taxable income as of quarter-end. Undistributed taxable income is based on current estimates and projections. As a result, the actual amount is not finalized until we file our annual tax return, typically in September of the following year.

(13)	Equity residuals, excess MSRs and principal only securities with a zero coupon rate are excluded from this calculation.

(14)	The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries.

(15)	The Company allocates its equity by investment using the fair market value of its investment portfolio, less any associated leverage, inclusive of any long TBA position (at cost). The Company allocates all non-investment portfolio related items based on their respective characteristics in order to sum to the Company’s stockholders’ equity per the consolidated balance sheets. The Company’s equity allocation method is a non-GAAP methodology and may not be comparable to similarly titled measures or concepts of other companies, who may use different calculations.